UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 6, 2011, the Board of Directors of Dot Hill Systems Corp. (the “Company”) appointed Debbie Tibey as a member of the Board of Directors. Ms. Tibey was appointed as a Class II director, which class of directors shall serve until the 2013 annual meeting of stockholders. Ms. Tibey’s appointment brings the total number of directors to six.

Ms. Tibey was also simultaneously appointed to the Compensation Committee of the Board of Directors.

As a director of the Company, Ms. Tibey will be entitled to compensation that the Company pays to its non-employee directors, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2011.

There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Tibey had, or will have, a direct or indirect material interest. Additional information about Ms. Tibey can be found in the press release issued by the Company on May 10, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated May 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal Senior Vice President, Chief Financial Officer and Secretary

Date: May 10, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated May 10, 2011.